INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-72239 on Form N-1A of Mercury Global Balanced Fund (the “Fund”) of Mercury Funds, Inc. of our reports dated January 18, 2001 on the Fund and Mercury Master Global Balanced Portfolio, appearing in the Fund’s November 30, 2000 Annual Report and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

March 14, 2001